EXHIBIT 10.3

Dated      17 March   2009

(1)  LONDON MINING PLC

(2)  WITS BASIN PRECIOUS MINERALS INC.

WITS BASIN LOAN AGREEMENT

THIS AGREEMENT IS MADE ON                  17    March           2009

BETWEEN:-

(1)	LONDON MINING PLC a company incorporated in England and Wales with registered number 5424040 whose registered office is at 39 Sloane Street, London SW1X 9LP (the "Lender"); and

(2)
WITS BASIN PRECIOUS MINERALS INC. a company incorporated in the State of Minnesota, United States with registered number 84-1236619 whose registered office is at 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402 ("Wits Basin")  (the "Borrower").

WHEREAS:-

(A)	Under the Subscription Agreement the Lender agrees to advance to the Borrower the sum of US$5,750,000 by way of loan to fund the repayment of the China Gold Debt and the payment of the WB Expenses.

(B)	This Agreement sets out the terms on which the Loan is made.

NOW IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

In this Agreement, the following words and phrases have the following meanings:

Business Day	means any day other than a Saturday or Sunday, on which clearing banks are open for business in the City of London, the United States, the British Virgin Islands and the People's Republic of China.

CGMR BVI
means China Global Mining Resources (BVI) Limited with company number 1513743 duly incorporated under the laws of the British Virgin Islands whose registered office is 56, Administration Drive, P.O. Box 3190, Road Town, British Virgin Islands.

China Gold	means China Gold, LLC, a limited liability company organised under the laws of the State of Kansas in the United States.

China Gold Debt	means US$5,600,000, being part of the principal and accrued but unpaid interest outstanding under the Wits Basin Promissory Note.

Completion Date	means the date on which the Lender subscribes for shares in CGMR BVI pursuant to the Subscription Agreement.

Event of Default	has the meaning ascribed to that expression in clause 7.1.

Group
means, in relation to a company, the company and any parent undertaking of that company from time to time and all subsidiary undertakings of that company or any such parent undertaking from time to time (other than, in the case of CGMR BVI: the Borrower, the Lender and any of their parent undertakings from time to time, and in the case of the Borrower: other than CGMR BVI and any of its subsidiaries from time to time, and in the case of the Lender, other than CGMR BVI and any of its subsidiaries from time to time).

Loan	means the amount outstanding from time to time under the loan facility of US$5,750,000 made available by the Lender to the Borrower on the Completion Date under the terms of this Agreement.

Long Stop Date	31 January 2014.

Shares	means any shares in CGMR BVI held by the Borrower or any other member of the Borrower's Group at the time of repayment of the Loan in accordance with this Agreement.

Subscription Agreement
means the subscription agreement between the Lender and the Borrower dated 12 January 2009 whereby the Lender conditionally agrees to subscribe for shares in CGMR BVI, as amended, novated or substituted from time to time.

Target Entities	means each of Nanjing Sudan Mining Co. Ltd and Maanshan Xiaonanshan Mining Co. Ltd, and if subsequently acquired by a member of CGMR BVI's Group, Maanshan Zhao Yuan Mining Co. Ltd.

WB Expenses	means the outstanding payment obligation of the Borrower of US$150,000 owing to Maslon Edelman Borman & Brand, LLP.

Wits Basin Promissory Note
means the Second Amended and Restated Promissory Note in the aggregate principal amount of US$10,421,000 issued by Wits Basin to China Gold on 22 December 2008 pursuant to the Convertible Notes Purchase Agreement dated 10 April 2007 between China Gold and Wits Basin as amended by the Amendment to Convertible Notes Purchase Agreement dated 19 June 2007, by the Amendment No. 2 to Convertible Notes Purchase Agreement dated 10 November 2008, by the Amendment No. 3 to Convertible Notes Purchase Agreement dated 22 December 2008 and as amended from time to time.

2.	USE OF LOAN

2.1	The Lender shall advance the Loan to the Borrower on the date of this Agreement and the Borrower agrees to use those funds to repay the WB Expenses and to repay to China Gold the China Gold Debt.

2.2	The Borrower irrevocably and unconditionally instructs the Lender to advance on the Completion Date:

2.2.1	an amount equal to WB Expenses direct to Maslon Edelman Borman & Brand LLP; and

2.2.2	an amount equal to China Gold Debt direct to China Gold,

and the parties agree that receipt of the amounts set out in paragraphs 2.2.1 and 2.2.2 above into the respective accounts of Maslon Edelman Borman & Brand LLP and China Gold shall be evidence that the Borrower and Lender have satisfied their respective obligations under clause 2.1.

3.	INTEREST

3.1
The Loan shall carry interest at the rate of two per cent per annum above the Prime Rate, as reported by the Wall Street Journal from time to time, (the "Interest Rate"), subject to a maximum Interest Rate of eight per cent (8%), or at such other commercial rate of interest as the Borrower and the Lender may agree from time to time.

3.2	Interest shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

3.3	Interest shall only be payable in accordance with clause 4.

3.4	For the avoidance of doubt, no interest accruing in respect of the Loan shall compound on any date.

4.	REPAYMENT

4.1
The Borrower shall repay the Loan and any accrued but unpaid interest on the Loan to the Lender (less any tax which the Borrower is required by law to deduct or withhold), in the event of a sale by the Borrower or any other member of the Borrower's Group of any of their Shares, or the granting of a charge over the Shares to a third party (other than the charge given in favour of China Gold under the Amended and Restated Share Pledge given by the Borrower in favour of China Gold dated 22 December 2008 or as otherwise agreed by the Lender) or if earlier, any of the following:

4.1.1	the Long Stop Date;

4.1.2	the termination of the Shareholders' Agreement pursuant to clause 18 of the Shareholders' Agreement;

4.1.3
the making of an order or the passing of an effective resolution for the winding-up of the Borrower or any member of the Borrower's Group (other than a solvent winding-up for the purposes of amalgamation or reconstruction); or

4.1.4	as otherwise agreed by the parties from time to time.

4.2
In the event of a sale by the Borrower or any other member of  the Borrower's Group of any of their Shares, the Borrower agrees to procure that a condition to the completion of any such sale will be the repayment to the Lender of an amount equal to no more than the gross proceeds of such sale. For the avoidance of doubt, this Agreement will continue to apply to the extent that any of the principal outstanding under the Loan and any accrued but unpaid interest on the Loan has not been repaid to the Lender under this clause 4.2.

5.	VOLUNTARY PREPAYMENT

The Borrower may at any time prepay without premium or penalty the whole or any part of the Loan. Any such prepayment shall be accompanied by accrued but unpaid interest (less any tax which the Borrower is required by law to deduct or withhold) on the prepaid amount.

6.	ASSIGNMENT

6.1	This Agreement shall be binding on and ensure for the benefit of the Lender and its successors, assigns and transferees.

6.2	The Borrower shall not be entitled to assign or transfer all or any of its rights under this Agreement without the prior written consent of the Lender.

6.3
The Lender shall not be entitled to assign or transfer all or any of its rights under this Agreement without the prior written consent of the Borrower, provided that if such assignment or transfer is to another member of the Lender's Group, such consent shall not unreasonably be withheld, delayed or conditioned by the Borrower.

7.	DEFAULT

7.1	Each of the events set out below is an Event of Default:

7.1.1
the Borrower or any relevant member of the Borrower's Group does not pay any sum due from it under this Agreement at the time and in the manner provided in this Agreement and such sum remains unpaid for at least 30 days from such time;

7.1.2	the appointment of an administrator or a receiver or a similar official in respect of the undertaking and all or substantially all of the assets of the Borrower or any member of the Borrower's Group;

7.1.3
distress or execution (or other similar process) being levied upon, or enforced against, all or substantially all of the assets of the Borrower or any member of the Borrower's Group and not being either disputed or fully paid out or discharged within ninety days; or

7.1.4	the Borrower is unable to (or admits its inability to) pay its debts as they fall due or is (or deemed to be) insolvent under any applicable law.

7.2
If any Event of Default shall occur, the Lender may, at any time after the occurrence of such Event of Default, by notice to the Borrower declare the Loan to be due and payable on such date as it may specify in such notice.

7.3
On the issue of a notice under clause 7.2, the Loan shall become so due and payable on the date specified in the notice, together with all accrued but unpaid interest (less any tax which the Borrower is required by law to deduct or withhold) then owed by the Borrower under this Agreement.

8.	TAXES

All payments by the Borrower under this Agreement shall be made free and clear of any deduction or withholding of any kind save for any withholding or deduction of tax which the Borrower is required by law to withhold or deduct.

9.	PAYMENTS

9.1	All sums payable by the Borrower under this Agreement shall be paid in US Dollars without any counterclaim or setoff.

9.2	Any sum which falls due under this Agreement on a day which is not a Business Day shall be payable on the next Business Day.

10.	NOTICES

Form of Notice

10.1
Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a "Notice" for the purposes of this clause) shall be in writing and signed by or on behalf of the person giving it.

Method of service

10.2	Service of a Notice must be effected by one of the following methods:

10.2.1
by hand to the relevant address set out in clause 10.4 and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time; or

10.2.2	by prepaid first-class post to the relevant address set out in clause 10.4 and shall be deemed served at the start of the second Business Day after the date of posting; or

10.2.3	by prepaid international airmail to the relevant address set out in clause 10.4 and shall be deemed served at the start of the fourth Business Day after the date of posting; or

10.2.4
by facsimile transmission to the relevant facsimile number set out in clause 10.4 and shall be deemed served on despatch if despatched during a Business Day, or at the start of the next Business Day if despatched at any other time, provided that in each case a receipt indicating complete transmission of the Notice is obtained by the sender and that a copy of the Notice is also despatched to the recipient using a method described in clause 10.2.1 to clause 10.2.3 (inclusive) no later than the end of the next Business Day.

10.3
In clause 10.2 "during a Business Day" means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the Notice is located.  References to "the start of [a] Business Day" and "the end of [a] Business Day" shall be construed accordingly.

Address for service

10.4             Notices shall be addressed as follows:

10.4.1	Notices for the Lender shall be marked for the attention of:

Name:	Rohit Bhoothalingam

Address:	39 Sloane Street, London SW1X 9LP

Fax number:	+44 (0) 207 201 5050

10.4.2	Notices for the Borrower shall be marked for the attention of:

Name:	Stephen King

Address:	Wits Basin Precious Minerals Inc
Minneapolis, Minnesota 55402-8773
80 South 8th Street, Suite 900

Fax number:	(US) 1 (612) 395-5276

Change of details

10.5
A party may change its address for service provided that it gives the other party not less than 28 days' prior notice in accordance with this clause 10. Until the end of such notice period, service on either address shall remain effective.

11.	GENERAL

Entire Agreement

11.1
This Agreement (together with any documents referred to in this Agreement or required to be entered into pursuant to this Agreement) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such document.

Counterparts

11.2	This Agreement may be executed in two or more parts or copies and execution by each of the parties of any one or more of such part or copies will constitute due execution of this Agreement.

No Partnership or Agency

11.3	This Agreement shall not be construed as creating any partnership or agency relationship between any of the parties

Variation

11.4	No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of all the parties and expressed to be such a variation.

Governing law

11.5	This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

11.6	The Parties irrevocably submit to the exclusive jurisdiction of the courts of England and Wales in respect of any claim or matter arising under or in connection with this Agreement.

SIGNED by	)
for and on behalf of	)
LONDON MINING PLC	)
/s/ Rachel Rhodes

SIGNED by	)
for and on behalf of	)
WITS BASIN PRECIOUS	)
MINERALS INC.	)
/s/ Stephen D. King